John Hancock
197 Clarendon Street
Boston, Massachusetts 02116
(617) 572-0070
E-mail: mramirez@jhancock.com
Michael A. Ramirez
AVP and Senior Counsel
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April 21, 2026
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U.S. Securities and Exchange Commission
450 F St., N.E.
Washington, D.C. 20549
Re: John Hancock Life Insurance Company (U.S.A.) Separate Account A File Nos. 811-4834 and 333-236447
Commissioners:
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This opinion is being furnished with respect to the filing of Post-Effective No. 11 under the Securities Act of 1933 (Post-Effective Amendment No. 260 under the Investment Company Act of 1940) on the Form N-6 Registration Statement of John Hancock Life Insurance Company (U.S.A.) Separate Account A as required by Rule 485 under the 1933 Act.
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I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which has added an initial summary prospectus as a replicate filing under the “template” relief granted pursuant to Rule 485(b)(1)(vii). It is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in our opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).
I hereby consent to the filing of this opinion with and as a part of this Post-Effective Amendment to Registrant’s Registration Statement with the Commission.
Very truly yours,
/s/ Michael A. Ramirez
Michael A. Ramirez
AVP and Senior Counsel
Majestic Survivorship Variable Universal Life 2020